UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2005

HESKA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

3760 Rocky Mountain Avenue
Loveland, Colorado 80538

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (970) 493-7272

Former name or former address, if changed since last report:
1613 Prospect Parkway
Fort Collins, Colorado 80525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

         On July 7, 2005, Heska Corporation received notification from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that as of July 6, 2005, the market value of our listed securities was below $35 million as required for continued inclusion on the Nasdaq SmallCap Market by Marketplace Rule 4310(c)(2)(B)(ii). Pursuant to Marketplace Rule 4310 (c)(8)(C), we have been provided 30 calendar days, or until August 8, 2005 to regain compliance. If, at anytime before August 8, 2005, the market value of our outstanding common stock exceeds $35 million for a minimum of 10 consecutive business days, then the Nasdaq staff will determine if we are in compliance with their listing criteria. If we do not regain compliance, then the Nasdaq staff will notify us that our shares will be delisted on the 9th day following receipt of such notice and that we may appeal that decision within 7 calendar days from the date of the determination letter by requesting a hearing before a Nasdaq Hearing Panel. A request for a hearing will stay the delisting pending a determination by the Nasdaq Hearing Panel. We currently intend to request such a hearing if we do not regain compliance by August 8, 2005.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation
Dated: July 8, 2005	By: /s/Jason A. Napolitano JASON A. NAPOLITANO Executive Vice President and Chief Financial Officer